UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
______________________

FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 10, 2015

ANADIGICS, Inc.
(Exact Name of Registrant as Specified in Charter)
__________________________

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On February 10, 2015, Paul Bachow resigned as a member of the Board of Directors of ANADIGICS, Inc. (the “Company”). Mr. Bachow’s resignation was not the result of any disagreement with the Company relating to its operations, policies or practices.

Also on February 10, 2015, the Board of Directors of the Company, acting on the recommendation of its Governance and Nominating Committee, appointed Richard B. Kelson, age 68, to serve as a member of the Board of Directors of the Company for a term expiring at the 2015 annual meeting of the stockholders of Company. Mr. Kelson was also appointed to the Audit Committee of the Board and the Compensation and HR Committee of the Board.

Mr. Kelson, is the Chairman, President and CEO of ServCo, LLC, a strategic sourcing and supply chain management company. He also served as an Operating Advisor with Pegasus Capital Advisors, L.P., a private equity fund manager from 2006 through the first quarter of 2010.

Mr. Kelson retired as Chairman’s Counsel for Alcoa, Inc., a leader in the production and management of primary aluminum, fabricated aluminum, and alumina. At Alcoa, he served as a member of the executive council, the senior leadership group for the company. From 1994 to 1997, Mr. Kelson served as Alcoa’s General Counsel. From 1997 through 2005, he served as Alcoa’s Chief Financial Officer.

Mr. Kelson serves on the Boards of Directors of: PNC Financial Services Group, Inc., where he is a member of the audit committee and the personnel and compensation committee; of MeadWestvaco Corporation; and of Commercial Metals Corporation, where he is lead director.  From October 2007 through March 2010, Mr. Kelson was a director of Lighting Science Group Corporation.  From November 2008 to November 2014, Mr. Kelson was a director of a non-profit corporation, KaBOOM, Inc., where he was chairman from November 2008 to 2013.

Mr. Kelson serves on the University of Pittsburgh Law School Board of Visitors and was a member of the Board of Trustees at Carnegie Mellon University from 2000 to 2006.

Mr. Kelson graduated from the University of Pennsylvania with a bachelor’s degree in political science and obtained a Juris Doctor degree from the University of Pittsburgh.

The Board also appointed Harry T. Rein, who was already a member of the Audit Committee, as the Chair of the Audit Committee.

A copy of the Company’s press release announcing the appointments of Mr. Kelson and Mr. Rein is attached to this Report as Exhibit 99.1 and is incorporated by reference in this Report.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated as of February 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2015

ANADIGICS, Inc.

By: Ronald Michels
Chairman and Chief Executive Officer

Exhibit 99.1

ANADIGICS’ Board of Directors Elects Richard B. Kelson as a Member

Kelson Appointed as Member of Both the Audit Committee and Compensation and HR Committee;
Harry Rein Elected as Chairman of the Audit Committee

WARREN, N.J., February 10, 2015 – ANADIGICS, Inc. (Nasdaq: ANAD) (the “Company”), a world leader in radio frequency (RF) solutions, today announced that Richard B. Kelson, chairman, president and CEO of ServCo, LLC, a strategic sourcing and supply chain management company, has been elected to ANADIGICS’ board of directors.  Paul Bachow is stepping down from the Company’s board after more than two decades of service.

Mr. Kelson is a recognized finance and supply chain management leader, having held several positions at Alcoa, Inc. one of the world’s most successful metals companies.  Most notably, Rick served as chairman’s counsel until he retired in 2006, executive vice president and CFO from 1997 to 2005, and general counsel from 1994 to 1997.  Institutional Investor magazine named him "Best CFO in Metals and Mining" in 2004 and 2005.  Mr. Kelson is also a recipient of two of CFO Magazine’s prestigious global CFO Excellence Awards.

“We conducted an exhaustive search to find a leader whose experience, knowledge, and values will further expand our board’s breadth and depth of talent,” said Ron Michels, chairman & CEO of ANADIGICS.  “Rick demonstrates all of these qualities and I’m delighted to welcome him to the board of directors.  With an extensive public company and private equity background, Rick brings to ANADIGICS vast financial, legal and supply chain expertise that we believe will be invaluable in helping to shape the future of our Company.”

“ANADIGICS is a company with extraordinary potential and I am excited to join the board of directors,” said Mr. Kelson.  “I have tremendous respect for Ron, his management team and the other board members and I look forward to working closely with them.”

Mr. Kelson currently serves as a member of the board of directors of PNC Financial Services Group, MeadWestvaco Corporation, and Commercial Metals Corporation.  Mr. Kelson previously served as an operating advisor with Pegasus Capital Advisors, a private equity fund manager from 2006 to 2010.  He graduated from the University of Pennsylvania with a bachelor's degree in political science and obtained a Juris Doctor degree in law from the University of Pittsburgh.

Paul Bachow has served on ANADIGICS’ board since 1993 and was most recently chairman of the audit committee.  With Mr. Bachow’s departure, Harry Rein has been elected chairman of the Company’s audit committee and Mr. Kelson will join the committee as its financial expert.  Mr. Kelson has also been elected as a member of the Compensation and HR Committee.  Mr. Kelson will serve out the remainder of Mr. Bachow’s term and remain in office through the Company’s Annual Shareholder meeting when he will stand for reelection by the shareholders.

“On behalf of the board and the entire Company, I would like to extend my sincere gratitude to Paul for his dedication and contributions to ANADIGICS over the past 21 years,” said Mr. Michels.  “We wish him all the best.”

For more information on ANADIGICS products and multimedia content, please refer to the following resources:

•	ANADIGICS LinkedIn: http://www.linkedin.com/company/anadigics
•	ANADIGICS Facebook: http://www.facebook.com/anadigics
•	ANADIGICS Twitter: http://www.twitter.com/anadigics
•	ANADIGICS Photos: http://www.flickr.com/anadigics_inc
•	ANADIGICS Video: http://www.youtube.com/anadigics

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About ANADIGICS, Inc.
ANADIGICS, Inc. (NASDAQ: ANAD) (the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com